SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 28, 2007

                            CAL ALTA AUTO GLASS, INC.
               (Exact Name of Registrant as Specified in Charter)

   Nevada                               000-51227                  88-0448809
(State or Other Jurisdiction of     (Commission File Number)     (IRS Employer
    Incorporation)                                       Identification Number)

             #8, 3927 Edmonton Trail, N.E., Calgary, Alberta T2E 6T1
               (Address of Principal Executive Offices, Zip Code)

Registrant's telephone number, including area code: (403) 291-7020

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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As used herein, the terms, "we," "us," "our," and the "Company" refers to Cal
Alta Auto Glass, Inc., a Nevada corporation and its subsidiaries, unless otherwise stated.

ITEM 1.01.........ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On May 28, 2007, we entered into a Letter of Intent for the proposed acquisition of all of the outstanding capital stock (the "Acquisition") of Energy One Resource Services, Inc., an Alberta corporation ("Energy One") in exchange for shares of our common stock.

         The Letter of Intent contains both terms that are not enforceable as a contract and are intended as mere expressions of intent as well as other provisions that are enforceable as a contract.

         Under the terms of the Letter of Intent, we have the right to conduct a due diligence review of the affairs of Energy One which is subject to our completion of a satisfactory due diligence review (in our sole and absolute discretion). The Acquisition is also subject to further approval of our Board of Directors and the Board of Directors of Energy One and other customary conditions.

         The Letter of Intent also provides that we shall have the right, subject to our absolute discretion, to divest or make arrangements for the divestiture, in whole or in part, of our current business. We have not made any determination regarding any such divestiture however and our Board of Directors is continuing to review and evaluate if any such divestiture should be undertaken and, if it is undertaken, when and how such a divestiture should be made.

         The Letter of Intent does not specify the number of shares of our common stock that we will issue to acquire the capital stock of Energy One. The number of shares that we are to issue is to be determined by subsequent negotiations.

         If the contemplated Acquisition set forth in the Letter of Intent is completed, the Letter of Intent states that the closing of the Acquisition is to occur at 2:00 P.M. (Calgary, Alberta time) on September 7, 2007.

         We have not yet commenced a due diligence review of Energy One, its business, financial, and operating affairs. Our Board of Directors anticipates that this process will begin shortly and will continue through and to the date planned for the Closing.
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         As we conduct due diligence into the affairs of Energy One, we cannot assure you that we will successfully close the Acquisition transaction or, if we are successful, that we can close it on terms that are reasonable in light of our current circumstances. Further, until our Board of Directors completes its study of our current business, we cannot predict if or when the Company may undertake a divestiture of our existing business or the terms of such transaction.


         We are a small company and we face all of the uncertainties and risks associated with a small business together with the burdens and obligations of a publicly-traded company. A copy of the Letter of Intent is attached as Exhibit 99.1A.



                                                              SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      CAL ALTA AUTO GLASS, INC.


Date: May 29, 2007                                      By:  /s/ Frank Aiello
                                                        Frank Aiello, President